Exhibit 4.2

[FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Assurant, Inc.

2.650% SENIOR NOTES DUE 2032

No. 1

CUSIP No. [ ]	$[ ]

Assurant, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of Three Hundred and Fifty Million Dollars ($350,000,000) on January 15, 2032, and to pay interest thereon from June 14, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing January 15, 2022, at the rate of 2.650% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: [                    ]

ASSURANT, INC.

By:
	Name:	Richard Dziadzio
	Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Global Note (2032 Notes)]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: [                    ]

U.S. BANK NATIONAL ASSOCIATION, As Trustee,

By:
Authorized Officer

[Signature Page to Global Note (2032 Notes)]

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 28, 2013 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Securities of this series are subject to redemption upon not less than 15 days’ but not more than 60 days’ notice by mail, in whole or in part, at the election of the Company and at any time prior to October 15, 2031 (the “Par Call Date”) or from time to time, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the principal amount to be redeemed to the Redemption Date; and (ii) the sum, as calculated by the Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Redemption Date) from the Redemption Date to the Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate of the Securities, plus 20 basis points, plus accrued and unpaid interest on the principal amount of the Securities to be redeemed to, but excluding, the Redemption Date.

In addition, at any time on or after the Par Call Date, the Securities will be redeemable, as a whole or in part, at the Company’s option and at any time or from time to time, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For the purposes of the foregoing, the following definitions shall apply:

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities to be redeemed (assuming for this purpose that such Securities matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

“Independent Investment Banker” means one of (1) J.P. Morgan Securities LLC and (2) Wells Fargo Securities, LLC, and their respective successors, as selected by the Company, or, if either such firm or the successors, if any, to such firm, as the case may be, are unwilling or unable to serve as such, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC and (2) Wells Fargo Securities, LLC and their respective successors; provided, however, that if either of them ceases to be a primary U.S. Government securities dealer (each a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third New York Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the Securities, the rate per year equal to:

(A) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or

(B) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate will be calculated on the third New York Business Day preceding the Redemption Date for the Securities and the Independent Investment Banker will provide such rate to the Trustee and the Company. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “New York Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

The interest rate payable on the Securities will be subject to adjustment from time to time, in the manner set forth below, if any of Moody’s Investor Service, Inc. (“Moody’s”) or S&P Global Ratings, a division of S&P Global Inc. (“S&P”) (or, in either case, a substitute Rating Agency therefor) downgrades or subsequently upgrades the credit rating assigned to the Securities. If the rating on the Securities from either of Moody’s or S&P is a rating set forth in the table below (or, in either case, the equivalent thereof, in the case of a substitute Rating Agency), the interest rate payable on the Securities shall increase from the stated interest rate payable on the Securities on the date of their initial issuance by the sum of the number of basis points set forth next to each such rating.

Rating Levels	Rating Agencies Moody’s*	S&P*
1	Ba1	BB+	25 basis points
2	Ba2	BB	50 basis points
3	Ba3	BB-	75 basis points
4	B1 or below	B+ or below	100 basis points

*	Including the equivalent ratings of any substitute Rating Agency.

For so long as only one Rating Agency provides a rating on the Securities, any subsequent increase or decrease in the interest rate on the Securities necessitated by a reduction or increase in the rating by the Rating Agency providing the rating shall be twice the applicable number of basis points set forth in the applicable table above. For so long as no Rating Agency provides a rating on the Securities, the interest rate on such Securities will increase to, or remain at, as the case may be, 2.000% above the stated interest rate payable on such Securities on the date of their initial issuance.

If any Rating Agency changes its rating or initiates a rating with respect to the Securities, the per annum interest rate on such Securities will be increased or decreased in accordance with the foregoing requirements.

Any interest rate increase or decrease described above will take effect from the first day of the first interest payment period following the interest payment period during which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment period following the interest payment period during which a rating change occurs. If any Rating Agency changes its rating on the Securities more than once during any particular interest period, the last such change to occur will control for purposes of the rating provided by such Rating Agency for the applicable interest period.

The interest rate on the Securities will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any Rating Agency) if the Securities become rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, a substitute Rating Agency therefor), respectively, with a stable or positive outlook (or one of these ratings if the Securities are only rated by one Rating Agency).

In no event shall: (1) the per annum interest rate on the Securities be reduced below the stated interest rate payable on such Securities on the date of their initial issuance, and (2) the total increase in the per annum interest rate on the Securities exceed 200 basis points above the stated interest rate payable on the Securities on the date of their initial issuance. Nothing herein shall be construed as a requirement that the Company obtain a rating on the Securities from any Rating Agency or otherwise.

For the purposes of the foregoing,

“Rating Agency” means each of Moody’s and S&P, or if Moody’s or S&P shall not make a rating on the Securities, as applicable, publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) that shall be substituted for Moody’s or S&P, as the case may be.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.